                         COMMERCE FUNDING CORPORATION
          -----------------------------------------------------------
            1945 Old Gallows Road, Suite 205, Vienna, VA 22182-3931

                                 FEE AGREEMENT

To whom it may concern:

For and in consideration of the covenants contained herein the undersigned agree to the terms stated below.

APPLIED RESEARCH OF MARYLAND, INC., ("Assignor") and COMMERCE FUNDING CORPORATION ("Assignee") agree that for a period of one year commencing NOVEMBER 17, 1995 to NOVEMBER 17, 1996, Assignor shall deal exclusively and solely with Assignee in the factoring of its accounts receivable. This Fee Agreement will renew for successive twelve month terms unless canceled thirty days prior to the last day of each term. During such period Assignee shall make available to Assignor the following terms subject to increased in the prime rate and subject to the terms and conditions of the "Assignment and Transfer of Receivables Agreement, as of date of this agreement. Assignor agrees to pay Assignee a fee of $1,500.00 for each unused month during said period of one (1) year.

o    90% assignment price; 10% holdback;

o    Prime plus 4% to be charged against the principal balance.

o .65% charge per 15 day period for processing total invoice amounts on a monthly basis.

o The terms of the Assignment and Transfer of Receivables Agreement(s) executed by the Assignor and the Guarantees(s) of Performance and Payment executed by the Guarantor(s) are incorporated herein and made a part hereof by reference.

o Neither this Agreement nor any other Agreement related to this contract shall be deemed accepted or constitute an offer or be binding upon CFC until accepted and executed by CFC's authorized officer at its principal office in Vienna, Virginia.

ASSIGNOR:
APPLIED RESEARCH OF MARYLAND, INC.           Sworn to and subscribed before me
                                             this 17th day of November, 1995.

BY:       /s/ S.P.S. Anand                                  /s/
          ---------------------------        ----------------------------------
NAME:     S. P. S. Anand                     Notary Public (Anita Wilks)
          ---------------------------
TITLE:    President                          My commission expires:
          ---------------------------             September 30, 1998
DATE:     11/17/95
          ---------------------------

ASSIGNEE:
COMMERCE FUNDING CORPORATION                 Sworn to and subscribed before me
                                             this 17th day of November, 1995.

BY:       /s/ Larry Ortiz                              /s/
          ---------------------------        ----------------------------------
NAME:     Larry Ortiz                        Notary Public (Charlan Thomas)
          ---------------------------
TITLE:    Sr. Vice President                 My commission expires:
          ---------------------------             Dec. 31, 1998
DATE:     11/17/95
          ---------------------------

                         COMMERCE FUNDING CORPORATION
         -------------------------------------------------------------
            1945 Old Gallows Road, Suite 205, Vienna, VA 22182-3931


               ASSIGNMENT AND TRANSFER OF RECEIVABLES AGREEMENT

                               Effective Date:

                                  THE PARTIES

ASSIGNOR                                ASSIGNEE

Applied Research of Maryland, Inc.      Commerce Funding Corporation
D/B/A Applied Research Corp.            1945 Old Gallows Road, #205
8201 Corporate Drive, #1120             Vienna, VA 22182
Landover, MD 20785


The parties hereby agree as follows:

     In consideration of the Assignment Price, Assignor hereby sells, absolutely, unconditionally and irrevocably assigns and transfers to Assignee, its successors and assigns, all of Assignor's rights, title, and interest in the accounts receivable(s) under all Contracts, Subcontracts, Purchase Orders, Letter Agreements, etc. (hereinafter referred to as "Contract") from Assignor's Account Debtor (hereinafter referred to as "Obligor") referenced below:

Total Receivables Assigned:        All accounts receivable

Assignment Price due Assignor:     90% of accounts receivable

Percentage of Debt:                90%

Contract No. / Obligor:            To be determined

Invoice Number(s):  To be determined

                            ** IMPORTANT NOTICE **
                               ----------------
THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

     Assignee is entitled to any and all such payments from Obligor including but not limited to insurance proceeds, proceeds resulting from claims and settlements under the Contract. To the extent Assignee receives payment for items excluded from this Assignment (hereinafter referred to as "Exchange Items"), those payments will be remitted to Assignor.


     Assignor will advise Obligor to pay all amounts arising under the Contract to Assignee to Assignee's designee, and Assignor agrees that any payments that it may receive under the Contract shall be remitted immediately to Assignee. Assignor shall implement an assignment of proceeds to the Assignee pursuant to the assignment rights under the Uniform Commercial Code Regulation or applicable Federal Acquisition Regulation.

     Upon receipt of payment from the Obligor, Assignee agrees to make payment by check to Assignor for the difference (hereinafter referred to as "Holdback") between the payment received and the total of the Assignment Price and the processing fees accrued in accordance with this Assignment. In the event Assignor elects to receive holdbacks by wire transfer, there will be a $16.00 wire transfer charge. Furthermore, there will be a $16.00 wire transfer charge for net fundings under $5,000.00

     In consideration for the valuable service and the Assignment Price paid hereunder, the Assignor agrees to pay the Assignee a processing fee specified in the Fee Agreement. Furthermore, Assignor agrees to pay Assignee an administrative close out fee not to exceed $1,500.00 for each unused month in the event the Assignor elects to terminate prior to the last day of each term as stated in the Fee Agreement. In the event there is no funding activity for ninety (90) consecutive days, then CFC may terminate this agreement without notice and may setoff the $1,500.00 termination fee against any funds or property of the Assignor which it is holding or subsequently acquires.

     In the event that the Assignor converts monies due and owing to the Assignee under any of the assignments created herein, without the express written consent of the Assignee, such action shall constitute an event of default, and in the event of default, the Assignor hereby authorizes and empowers (I) Jon J. Prager or, (ii) Janet L. Eveland, Esq. or John R. Severino, both members of the Virginia Bar and both with the law firm of Eveland, Brown & Sherman, P.C., or, (iii) any other member of the Virginia Bar, to confess judgment against the Assignor for the principal amount(s) assigned which were converted by the Assignor, interest, attorneys fees, and costs and expenses incurred in collecting any amounts owing to the Assignee under this Agreement and hereby waives protest, presentation and demand.

     The parties understand and agree that any conversion by the Assignor of monies that are properly due and owing to the Assignee under the assignments created herein, without the express written consent of the Assignee, shall constitute fraudulent conduct by the Assignor and shall entitle the Assignee to recover, among other things, compensatory and punitive damages from the Assignor in a court of law and may constitute criminal conduct punishable under applicable State Law.

     In the event that an invoice remains unpaid for more than ninety (90) days from the date funds were advanced by Assignee, the Assignor agrees to replace that invoice with another invoice of equal or greater value, or buy the invoice back. Assignee may elect to perform all of the obligations and duties required to be performed by Assignor under the Assignment, however, Assignor shall immediately indemnify Assignee and hold the Assignee harmless for any claim which may result from the action, fault or negligence of Assignor, including, without limitation, any legal fees, costs and expenses incurred by Assignee in defending any such claims.

     Assignor hereby irrevocably appoints and constitutes Assignee, or any of Assignee's Agents designated by Assignee so to act, its true and lawful attorney-in-fact to act on behalf of Assignor in the collection of the accounts receivable due hereunder. Assignor shall provide such further written documents and perform such other acts as Assignee may consider necessary to further evidence or secure to Assignee and interests of Assignor assigned hereunder. Assignor agrees that nothing herein requires Assignee to purchase Receivables and Invoices from Assignor unless Assignee determines in its sole and absolute discretion that it will receive full payment on any invoices purchased.

     In the event that the Obligor elects not to make the payment herein assigned for whatever reason under the Contract within ninety (90) days of this Assignment, Assignee shall have full recourse against the Assignor and its guarantors, if any, and the Assignor shall immediately pay to Assignee all sums due under the Assignment, the Fee Agreement and the Guarantee, including without limitation, any and all accrued processing fees applicable plus reasonable attorney's fees and costs of collection.

     Assignor represents and warrants that 1) it has good and marketable title to the Accounts Receivable free and clear of all security interests, liens, claims and encumbrances and that it will warrant and defend the same against all claims and demands of all persons, 2) the purpose of the assignment is to assist the Assignor financially in performing its obligation to the Obligor under the contract being assigned pursuant to this agreement, 3) Assignor understands that federal tax lien searches will be ordered by Assignee on a periodic basis and that the charge for these searches will be taken out of Holdbacks or Exchange Items received by Assignee. (The average charge for an PTL search is approximately $45.00 with the actual fee being determined by the location of the Assignor's filing jurisdiction), 4) in the event Assignor becomes a debtor or a creditor in a bankruptcy proceeding or in an assignment for the benefit of creditors or receivership proceeding, Assignor agrees to reimburse Assignee for any legal fees and costs incurred by Assignee in connection with such proceedings and to grant Assignee immediate relief from the automatic stay to permit the Assignee to pursue its legal rights against the Assignor and the property of the Assignor's bankruptcy estate.

     The Assignment Agreement and all representations, warranties, covenants, powers, and rights herein contained shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia. The terms and conditions of this Assignment Agreement are severable so that in the event any portions of this Assignment Agreement shall be finally determined by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed void and the remainder of this Assignment Agreement shall continue in full force and effect. The foregoing represents the entire agreement of the parties, including all obligations and warranties of Assignor, and supersedes all prior communications, both oral and written.

     Assignor agrees to reference Assignee's "Payment Instructions" on all invoices submitted for payment under the Contract. Assignor will be responsible for immediate reimbursement to Assignee of any invoices paid directly to Assignor under this Agreement. Failure by Assignor to remit such reimbursement to Assignee shall constitute a Default under this Agreement causing all amounts advanced by Assignee to Assignor under this Agreement or any other Agreement to be immediately due and payable. In the event of a Default and/or a shortfall has been determined on an invoice, it is understood that fundings, Holdbacks and Exchange Items may be applied to cover such defaults or shortfalls.

     Assignee may setoff any obligations owing to it by the Assignor against any funds or property held by the Assignee without notice to the Assignor.

     This agreement shall continue in full force and effect until terminated in writing by either party as follows: A written termination notice by CFC shall take effect upon receipt of the notice by Assignor or its agents or representatives. A written termination notice by Assignor shall take effect sixty (60) days after receipt by CFC, its agents or representatives.

     Neither this Agreement nor any other Agreement pursuant to this contract shall be deemed accepted or constitute an offer or be binding upon Assignee until accepted and executed by Assignee's authorized officer at its principal office in Vienna, Virginia.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed as of the day and year first above written.

ASSIGNOR:
APPLIED RESEARCH OF MARYLAND, INC.           Sworn to and subscribed before me
                                             this 17th day of November, 1995.
BY:       /s/                                          /s/
          ------------------------------     ---------------------------------
NAME:     S. P. S. Anand                     Notary Public (Anita Wilks)
          ------------------------------
TITLE:    President                          My commission expires:
          ------------------------------          September 30, 1998
DATE:     11/17/95
          ------------------------------

ASSIGNEE:
COMMERCE FUNDING CORPORATION                 Sworn to and subscribed before me
                                             this 17th day of November, 1995.
BY:       /s/                                          /s/
          ------------------------------     ---------------------------------
NAME:     Larry Ortiz                        Notary Public (Charlan Thomas)
          ------------------------------
TITLE:    Sr. Vice President                 My commission expires:
          ------------------------------          Dec. 31, 1998
DATE:     11/17/95
          ------------------------------